EXHIBIT 4.5

THIS WARRANT AND ALL SHARES ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION OF ANY SHARES ISSUED UPON EXERCISE HEREOF MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

No. W -	February 20, 2015

APOLLO MEDICAL HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:00 P.M. Pacific Time on February 20, 2018

THIS CERTIFIES that, for value received, RedChip Companies, Inc., a Florida corporation (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to 5:00 p.m. Pacific Time on the third anniversary of the date of this Warrant (the “Expiration Time”), but not thereafter, to subscribe for and purchase, from Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), up to 10,000 shares of the Company’s Common Stock (the “Shares”) at a purchase price per share equal to $9.00 (the “Exercise Price”).

1.           Exercise of Warrant.

(a)          The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after the date of this Warrant and before the Expiration Time by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the office of the Company, in Glendale, California (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of an amount equal to the aggregate Exercise Price for the number of Shares thereby purchased (by cash or by check or certified bank check payable to the order of the Company in an amount equal to the purchase price of the shares thereby purchased); whereupon the Holder shall be entitled to receive a stock certificate representing the number of Shares so purchased, The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

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(b)          Upon partial exercise of this Warrant, the Holder shall be entitled to receive from the Company a new Warrant in substantially identical form for the purchase of that number of Shares as to which this Warrant shall not have been exercised. Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

2.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current fair market value at which each Share may be purchased hereunder shall be paid in cash to the Holder. For purposes of this Section 2, the fair market value of the Shares shall mean (i) the average closing price of a share of the Company’s Common Stock on a national stock exchange or automated quotation system on which the Common Stock is listed or quoted, as the case may be, at the time of exercise on the last business day prior to the date of exercise of this Warrant pursuant to Section 1; or, if the Company’s Common Stock is not so listed, the value of the Common Stock (without regard to the restrictions on transfer or number of Shares) as determined in good faith by the Company’s Board of Directors.

3.           Charges, Taxes and Expenses. The Holder shall pay all issue and transfer taxes and other incidental expenses in respect of the issuance of certificates for Shares upon the exercise of this Warrant, and such certificates shall be issued in the name of the Holder of this Warrant.

4.           No Rights as a Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

5.           Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction of this Warrant, upon delivery of an indemnity agreement, surety bond or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, and upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver to the Holder, in lieu thereof, a new Warrant in substantially identical form and dated as of such cancellation.

6.           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the United States or the State of California, then such action may be taken or such right may be exercised on the next succeeding business.

7.           Merger, Reclassification, etc.

(a)          Merger, etc. If at any time the Company proposes (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or stock issuance) that results in the transfer of fifty percent (50%) or more of the then outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company, then the Company shall give the Holder ten (10) days’ notice of the proposed effective date of the transaction. If, in the case of such acquisition of the Company, and this Warrant has not been exercised by the effective date of the transaction, this Warrant shall be exercisable into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such merger or acquisition to which such Holder would have been entitled if immediately prior to such acquisition or merger, it had exercised this Warrant. The provisions of this Section 7(a) shall similarly apply to successive consolidations, mergers, sales or conveyances.

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(b)          Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If the Shares are subdivided or combined into a greater or smaller number of Shares, the Exercise Price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of Shares to be outstanding immediately after such event bears to the total number of Shares outstanding immediately prior to such event.

(c)          Cash Distributions. No adjustment on account of cash dividends or interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price under this Warrant.

7.           Securities Matters.

Holder represents and warrants that this Warrant is being, and any Shares issuable upon exercise of this Warrant will be, acquired for the account of Holder for investment purposes only and not with a view to, or for resale in connection with, the distribution thereof.

8.           Restrictions on Transfer.

(a)          Restrictions on Transfer of Shares. In no event will the Holder make a disposition of this Warrant or the Shares unless and until, if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that appropriate action necessary for compliance with the Securities Act of 1933, as amended (the “Act”) relating to sale of an unregistered security has been taken. Notwithstanding the foregoing, the restrictions imposed upon the transferability of the Shares shall terminate as to any particular Share when (i) such security shall have been sold without registration in compliance with Rule 144 under the Act, or (ii) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required, or (iii) such security shall have been registered under the Act and sold by the Holder thereof in accordance with such registration.

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(b)          Restrictive Legends. The stock certificates representing the Shares and any securities of the Company issued with respect thereto shall be imprinted with legends restricting transfer except in compliance with the terms hereof and with applicable federal and state securities laws.

9.           Miscellaneous.

(a)          Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Warrant shall be in writing, and shall be delivered by personal service, courier, or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Warrant. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

(b)          Waivers. The failure of the Company to enforce at any time any provision of this Warrant shall in no way be construed to be a waiver of such provision or of any other provision hereof. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

(c)          Governing Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without regard to principles of conflicts of law.

(d)          Warrant Non-Transferable. Holder may not sell, transfer, assign or otherwise dispose of this Warrant except in full compliance with federal and all applicable state securities laws, and, if requested, pursuant to an opinion of counsel to Holder, in form and substance satisfactory to the Company and its counsel.

(e)          Successors and Assigns. Except to the extent specifically limited by the terms and provision of this Warrant, this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

(f)          Tax Treatment. Holder acknowledges that the tax treatment of this Warrant, the Shares or any events or transactions with respect thereto may be dependent upon various factors or events that are not determined by the Company or this Warrant. The Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment. The determination of the tax treatment of this Warrant and all matters relating to the Shares is the sole responsibility of Holder.

(g)          Further Assurances. Holder shall promptly take all actions and execute all documents requested by the Company that the Company deems to be reasonably necessary to effectuate the term and intent of this Warrant, including the exercise thereof.

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(h)        Compliance with Laws and Exchange Requirements. The issuance and transfer of any Purchased Shares shall be subject to compliance by the Company and Holder with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the shares may be listed at the time of such issuance or transfer.

(i)          Complete Agreement and Modifications. This Warrant constitutes the Company’s and Holder’s entire agreement with respect to the subject matter hereof and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant may not be amended, altered or modified except by a writing signed by the Company and the Holder of this Warrant.

(j)          Adjustment of Exercise Price. The Exercise Price of this Warrant has been adjusted to reflect a 1-for-10 reverse split of the Common Stock effected on April 24, 2015. This Warrant shall not in any way affect the right of the Company to further adjust, reclassify, reorganize or otherwise change its capital structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IN WITNESS WHEREOF, APOLLO MEDICAL HOLDINGS, INC. has caused this Warrant to be executed by its duly authorized representative dated as of the date first set forth above.

APOLLO MEDICAL HOLDINGS, INC.

By	/s/ Warren Hosseinion
Warren Hosseinion, M.D.
Title:	President and Chief Executive Officer

ACCEPTED:

REDCHIP COMPANIES, INC.

By	/s/ Dave Gentry
Print Name:	Dave Gentry
Title:	President

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NOTICE OF EXERCISE

TO:	Apollo Medical Holdings, Inc., a Delaware corporation

(1)         The undersigned hereby elects to purchase                    shares of Common Stock (the “Shares”) of Apollo Medical Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2)         Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

(3)         The undersigned confirms that it is an “accredited investor” as defined by Rule 501(a) under the Securities Act of 1933, as amended, at the time of execution of this Notice.

(4)         The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.

(5)         The undersigned accepts such Shares subject to the restrictions on transfer set forth in the attached Warrant.

REDCHIP COMPANIES, INC.

Date:	By
(Signature)

Print Name:

Title:

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